     As filed with the Securities and Exchange Commission on August 7, 2001
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                           VION PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                   13-3671221
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                    Identification Number)


                                 4 Science Park
                          New Haven, Connecticut 06511
                                 (203) 498-4210
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           VION PHARMACEUTICALS, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                            (full title of the plan)

                                  ALAN KESSMAN
                      President and Chief Executive Officer
                           VION PHARMACEUTICALS, INC.
                                 4 Science Park
                          New Haven, Connecticut 06511
                                 (203) 498-4210
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                PAUL JACOBS, ESQ.
                            LAWRENCE A. SPECTOR, ESQ.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
Title of Securities to be        Amount to be       Proposed maximum           Proposed maximum              Amount of
registered                       registered (1)     offering price per unit    aggregate offering price (2)  registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value
per share...........             1,285,000 shares    $7.055                     $9,065,675                     $2,266.42
------------------------------------------------------------------------------------------------------------------------------

(1) Plus such additional indeterminable number of shares as may be required pursuant to the Vion Pharmaceuticals, Inc. Amended and Restated 1993 Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock. This Registration Statement does not include 3,000,000 previously registered shares on October 27, 1995 (33-98738), October 22, 1996 (33-98738), November 4, 1997 (333-39407) and June 7, 2000
(333-38730) issuable pursuant to the Amended and Restated 1993 Stock Option Plan for which a fee was previously paid.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, such computation is based on $7.055 per share (the average of the high and the low prices of the registrant's common stock as reported on the Nasdaq National Market on August 2, 2001).

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


ITEM 1.  PLAN INFORMATION

         The documents containing the information specified in this Part I of Form S-8 (the Amended and Restated 1993 Stock Option Plan, registrant information and employee benefit plan annual reports and other information) will be sent or given to employees as specified by Rule 428(b)(1) of the United States Securities and Exchange Commission (the "Commission"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

ITEM 2.  COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Upon written or oral request, any of the documents incorporated herein by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus) and other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Vion Pharmaceuticals, Inc. Amended and Restated 1993 Stock Option Plan and its administrators are available without charge by contacting Vion Pharmaceuticals, Inc., 4 Science Park, New Haven, Connecticut 06511, Attention: Karen Schmedlin, Controller.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Company are incorporated herein by reference:

(i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

(ii) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

(iii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

(iv) The Company's Current Reports on Form 8-K filed on January 11, 2001, February 21, 2001, February 23, 2001, February 27, 2001, March 20, 2001,
May 18, 2001, June 27, 2001, July 26, 2001 and August 1, 2001.

(v) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed July 31, 1995.

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Under the General Corporation Law of the State of Delaware ("DGCL"), a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The registrant's Restated Certificate of Incorporation, as amended, eliminates the personal liability of directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in the DGCL.

         Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The registrant's Restated Certificate of Incorporation, as amended, and Bylaws provide for indemnification of each officer and director of the registrant to the fullest extent permitted by the DGCL. Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The registrant has purchased and maintains a directors' and officers' liability policy for such purposes.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         4.1   --  Vion Pharmaceuticals, Inc. Amended and Restated 1993 Stock
                   Option Plan, as Amended

         5.1   --  Opinion of Fulbright & Jaworski L.L.P.

         23.1  --  Consent of Ernst & Young LLP

         23.2  --  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit
                   5.1)

         24.1  --  Power of Attorney (included in signature page)


Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on August 7, 2001.

                                       VION PHARMACEUTICALS, INC.


                                       By: /s/ Alan Kessman
                                           -------------------------------------
                                           Alan Kessman
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below and on the following page constitutes and appoints Alan Kessman and Steven H. Koehler as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority of do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                       Date
---------                                   -----                                       ----

/s/ William R. Miller                       Chairman of the Board                   August 7, 2001
------------------------------------
William R. Miller


/s/ Alan Kessman                            President, Chief Executive              August 7, 2001
---------------------------                 Officer and Director (Principal
Alan Kessman                                Executive Officer)


/s/ Steven H. Koehler                       Chief Financial Officer                 August 7, 2001
------------------------------------        (Principal Financial and
Steven H. Koehler                           Accounting Officer)


/s/ Frank T. Cary                           Director                                August 7, 2001
------------------------------------
Frank T. Cary


/s/ Stephen K. Carter                       Director                                August 7, 2001
------------------------------------
Stephen K. Carter


/s/ Alan C. Sartorelli                      Director                                August 7, 2001
------------------------------------
Alan C. Sartorelli


/s/ Walter B. Wriston                       Director                                August 7, 2001
------------------------------------
Walter B. Wriston


/s/ Charles K. MacDonald                    Director                                August 7, 2001
------------------------------------
Charles K. MacDonald



INDEX TO EXHIBITS


Exhibit
  No.    Description
-------  -------------------------------------------------------
4.1      Vion Pharmaceuticals, Inc.
         Amended and Restated 1993 Stock Option Plan

5.1      Opinion of Fulbright & Jaworski L.L.P.

23.1     Consent of Ernst & Young LLP

23.2     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1     Power of Attorney (see signature page)
